     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2004

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      Lexington Corporate Properties Trust
--------------------------------------------------------------------------------
       (Name of Registrant as Specified In Its Organizational Documents)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      LEXINGTON CORPORATE PROPERTIES TRUST
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
                                 (212) 692-7200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 26, 2004

                            ------------------------

To the Shareholders of

Lexington Corporate Properties Trust:

     The 2004 Annual Meeting of Shareholders of Lexington Corporate Properties Trust (the "Company") will be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 on Wednesday, May 26, 2004, at 10:00 a.m., New York City time, for the following purposes:

        (1) to elect nine trustees to serve until the 2005 Annual Meeting of Shareholders; and

        (2) to transact such other business as may properly come before the 2004 Annual Meeting.

     Only holders (the "Shareholders") of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the 2004 Annual Meeting of Shareholders or any adjournments thereof. A list of Shareholders will be available for inspection during normal business hours at the offices of the Company located at One Penn Plaza, New York, New York 10119, during the ten days preceding the 2004 Annual Meeting of Shareholders.

                                          By Order of the Board of Trustees,

                                          PAUL R. WOOD
                                          Vice President, Chief Accounting
                                          Officer
                                          and Secretary
New York, New York
April 19, 2004

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BY WRITTEN NOTICE TO THE COMPANY PRIOR TO ITS EXERCISE. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND AFFIRMATIVELY INDICATE YOUR INTENTION TO VOTE AT SUCH MEETING.

                      LEXINGTON CORPORATE PROPERTIES TRUST
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
                                 (212) 692-7200

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Lexington Corporate Properties Trust (the "Company") for use at the 2004 Annual Meeting of Shareholders, and at any adjournments thereof (the "Annual Meeting"), to be held on Wednesday, May 26, 2004, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m. New York City time. This Proxy Statement and the related proxy card are first being sent to the holders (the "Shareholders") of common shares, par value $0.0001 per share (the "Common Shares") of the Company on or about April 19, 2004.

     Valid proxies will be voted as specified thereon at the Annual Meeting. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise. Attendance at the Annual Meeting will not constitute a revocation of a proxy unless the Shareholder affirmatively indicates at the Annual Meeting that such Shareholder intends to vote such Shareholder's shares in person.

                                 ANNUAL REPORT

     The Annual Report to Shareholders and Form 10-K of the Company for the year ended December 31, 2003, including financial statements audited by KPMG LLP, the Company's independent auditors, and their report thereon dated February 24, 2004, are being mailed together with this Proxy Statement to each Shareholder. Except as specifically incorporated herein by reference, the Annual Report is not part of the proxy solicitation material.

                               VOTING SECURITIES

     The Shareholders of record of Common Shares of the Company at the close of business on April 12, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 48,107,459 Common Shares, each entitled to one vote per share on all matters submitted to a vote of Shareholders.

     Unless contrary instructions are indicated on the Proxy, all Common Shares represented by valid proxies received pursuant to this solicitation, unless previously revoked, will be voted at the Annual Meeting FOR the election of the nine nominees to serve as trustees until the 2005 Annual Meeting of Shareholders.

     Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the Common Shares cast at the Annual Meeting will be sufficient to elect each candidate for election as a trustee. Therefore, abstentions as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. Abstentions as to any other proposal will have the same effect as votes against such proposal. If a Shareholder is a participant in the Company's Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant's account, as well as shares held of record in the participant's name as part of such plan.

     The Company knows of no business, other than that set forth above, to be presented at the Annual Meeting which would be a proper subject for action by the Shareholders. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, it is intended that any share represented by a proxy in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                 SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS,
                        TRUSTEES AND EXECUTIVE OFFICERS

     The following table indicates, as of March 31, 2004, (a) the number of Common Shares beneficially owned by each person known by the Company to own in excess of five percent of the outstanding Common Shares, each trustee and each named executive officer named in the Summary Compensation Table under "COMPENSATION OF EXECUTIVE OFFICERS" below, and by all trustees and named executive officers as a group, and (b) the percentage such shares represent of the total outstanding Common Shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.

                                                           BENEFICIAL OWNERSHIP OF
NAME OF BENEFICIAL OWNER                                          SHARES(1)          PERCENTAGE OF CLASS
------------------------                                   -----------------------   -------------------
E. Robert Roskind........................................         2,102,864(2)              4.24%
Richard J. Rouse.........................................           428,995(3)                 *
T. Wilson Eglin..........................................           343,210(4)                 *
Patrick Carroll..........................................           242,351(5)                 *
William N. Cinnamond.....................................            52,521(6)                 *
Geoffrey Dohrmann........................................            26,426(7)                 *
Carl D. Glickman.........................................           185,538(8)                 *
James Grosfeld...........................................             2,911                    *
Kevin W. Lynch...........................................             5,755                    *
Stanley R. Perla.........................................             4,946
Seth M. Zachary..........................................            45,342                    *
All trustees and named executive officers as a group (11          3,440,859                 6.92%
  persons)...............................................

---------------
  * Represents beneficial ownership of less than 1.00%
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other beneficial owner.

(2) Includes (i) 1,451,183 limited partnership units held by Mr. Roskind and entities controlled by Mr. Roskind in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P. each of which is a subsidiary of the Company, which are exchangeable, on a one-for-one basis, for Common Shares,
    (ii) 288,976 Common Shares held in a trust established by the Company which Mr. Roskind is the beneficiary and (iii) 53,547 Common Shares owned of record by Mr. Roskind's wife, which Common Shares Mr. Roskind disclaims beneficial ownership of.

(3) Includes (i) 86,494 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are exchangeable, on a one-for-one basis, for Common Shares and (ii) 164,140 Common Shares held in a trust established by the Company which Mr. Rouse is the beneficiary.

(4) Includes 228,080 Common Shares held in a trust established by the Company which Mr. Eglin is the beneficiary.

(5) Includes (i) options to purchase 50,178 Common Shares at exercise prices ranging from $11.8125 -- $15.50 per share and (ii) 59,306 Common Shares held in a trust established by the Company which Mr. Carroll is the beneficiary.

(6) Includes 21,511 Common Shares held in a trust established by the Company which Mr. Cinnamond is the beneficiary.

(7) Includes options to purchase 9,809 Common Shares at an exercise price of $15.50 per share.
(8) Includes options to purchase 25,000 Common Shares at exercise prices ranging from $9.00 -- $15.50 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees and executive officers to file initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Trustees and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's trustees and executive officers, the Company believes that during 2003 fiscal year the Company's trustees and executive officers complied with all
Section 16(a) filing requirements applicable to them, except that (i) Mr. Carroll inadvertently omitted the exercise of 3,406 non-qualified common share options from his Form 4 filed on August 20, 2003, the transaction was reported on a Form 4/A filed on March 22, 2004; and (ii) Mr. Glickman inadvertently omitted the acquisition of 244 common shares from his Form 4 filed on August 20, 2003, this transaction was reported on a Form 4/A filed on November 21, 2003. Additionally, Mr. Wood inadvertently omitted the disposition of 1,217 common shares in connection with an option exercise on July 29, 2002. As a result, the amount of securities beneficially owned as set forth in Table I was incorrect for his Form 4 filed on each of July 29, 2002, January 7, 2003, February 4, 2003, March 7, 2003, September 22, 2003, February 12, 2004 and March 26, 2004.
This discrepancy was corrected in a Form 4/A filed on March 30, 2004.

                                 PROPOSAL NO. 1

                              ELECTION OF TRUSTEES

BOARD OF TRUSTEES.

     The Board of Trustees of the Company currently consists of nine trustees and the entire Board is nominated to be elected at the Annual Meeting with respect to which this Proxy Statement is being distributed. Election of trustees requires the affirmative vote of a plurality of the votes cast by the Shareholders of the outstanding Common Shares. The nine nominees for trustee are
E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Geoffrey Dohrmann, Carl D. Glickman, James Grosfeld, Kevin W. Lynch, Stanley R. Perla and Seth M. Zachary. All of the nominees are presently serving as trustees of the Company. Each nominee has consented to being named in the Proxy Statement and to serve if elected. If elected, each nominee is expected to serve until the Company's 2005 Annual Meeting of Shareholders and until his successor is elected. Background information relating to the nominees for election appears below.

     THE ENCLOSED PROXY, IF PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD OR A CONTRARY VOTE IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THESE NINE NOMINEES. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Trustees. All trustees serve for a term of one year and until their respective successors are elected.

     The following information relates to the nominees for election as trustees of the Company:

NAME                                                       BUSINESS EXPERIENCE
----                                   ------------------------------------------------------------
E. ROBERT ROSKIND....................  Mr. Roskind has served as the Chairman of the Board of
Age 59                                 Trustees since October 1993 and was Co-Chief Executive
                                       Officer of the Company from October 1993 to January 2003.
                                       Mr. Roskind founded The LCP Group, L.P. ("LCP"), a real
                                       estate advisory firm, in 1973 and has been its Chairman
                                       since 1976. LCP has been the general partner of various
                                       limited partnerships with which the Company has had prior
                                       dealings. Mr. Roskind received his B.S. in 1966 from the
                                       University of Pennsylvania and is a 1969 Harlan Fiske Stone
                                       Graduate of the Columbia Law School. Mr. Roskind is on the
                                       Board of Directors of Clarion CMBS Value Fund, Inc.
RICHARD J. ROUSE.....................  Mr. Rouse has served as the Chief Investment Officer of the
Age 58                                 Company since January 2003, as Vice Chairman of the Board of
                                       Trustees since April 1996 and as a trustee of the Company
                                       since October 1993. Mr. Rouse served as President of the
                                       Company from October 1993 to April 1996, and as Co-Chief
                                       Executive Officer from October 1993 to January 2003. Mr.
                                       Rouse graduated from Michigan State University in 1968 and received his M.B.A. in 1970 from the Wharton School of
                                       Finance and Commerce of the University of Pennsylvania.
T. WILSON EGLIN......................  Mr. Eglin has served as Chief Executive Officer of the
Age 39                                 Company since January 2003, Chief Operating Officer of the
                                       Company since October 1993 and as a trustee since May 1994.
                                       Mr. Eglin served as Executive Vice President from October
                                       1993 to April 1996, and since April 1996 has served as the
                                       President. Mr. Eglin received his B.A. from Connecticut
                                       College in 1986.

NAME                                                       BUSINESS EXPERIENCE
----                                   ------------------------------------------------------------
GEOFFREY DOHRMANN....................  Mr. Dohrmann has served as a trustee since August 2000. Mr.
Age 53                                 Dohrmann co-founded Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company in 1987
                                       and is currently its Chairman and Chief Executive Officer.
                                       Mr. Dohrmann also belongs to the advisory boards for the
                                       National Real Estate Index, The Journal of Real Estate
                                       Portfolio Management and Center for Real Estate Enterprise
                                       Management. Mr. Dohrmann is also a fellow of the Homer Hoyt
                                       Institute and holds the Counselors of Real Estate (CRE)
                                       designation.
CARL D. GLICKMAN.....................  Mr. Glickman has served as a trustee since May 1994. Mr.
Age 77                                 Glickman has been President of The Glickman Organization, a real estate development and management firm, since 1953. Mr.
                                       Glickman is on the Board of Directors of Bear Stearns
                                       Companies, Inc., and Cleveland State University.
JAMES GROSFELD.......................  Mr. Grosfeld has served as a trustee since November 2003. He
Age 66                                 also serves as a Director of Copart, Inc., Ramco-Gershenson
                                       Properties Trust and BlackRock, Inc. He has served on the
                                       Advisory Board of the Federal National Mortgage Association
                                       and as Director of Interstate Bakeries Corporation and
                                       Addington Resources. He was Chairman and Chief Executive
                                       Officer of Pulte Home Corporation from 1974 to 1990. He
                                       received his B.A. from Amherst College in 1959 and L.L.B.
                                       from Columbia Law School in 1962.
KEVIN W. LYNCH.......................  Mr. Lynch has served as a trustee from May 2003 to the
Age 51                                 present and from May 1996 to May 2000. Mr. Lynch co-founded and has been a Principal of The Townsend Group since 1983.
                                       The Townsend Group is a real estate consulting firm to
                                       institutional investors in the United States. Mr. Lynch is a frequent industry speaker and member of the Pension Real
                                       Estate Association and the National Council of Real Estate
                                       Investment Fiduciaries. He currently sits on the Real Estate
                                       Advisory Board for New York University and is a Director for
                                       First Industrial Realty Trust.
STANLEY R. PERLA.....................  Mr. Perla has served as a trustee since August 2003. Mr.
Age 60                                 Perla, a licensed Certified Public Accountant, was a partner for Ernst & Young LLP, a public accounting firm from
                                       September 1978 to June 2003. He served as Ernst & Young's
                                       National Director of Real Estate Accounting as well as Ernst
                                       & Young's National Accounting and Auditing Committee. He is
                                       an active member of the National Association of Real Estate
                                       Investment Trusts and the National Association of Real
                                       Estate Companies. Mr. Perla is also a director of American
                                       Mortgage Acceptance Company and Vice President - Director of
                                       Internal Audit for Vornado Realty Trust.
SETH M. ZACHARY......................  Mr. Zachary has served as a trustee since November 1993.
Age 51                                 Since 1987, Mr. Zachary has been a partner, and is currently the Chairman, of the law firm Paul, Hastings, Janofsky &
                                       Walker LLP, counsel to the Company.

                                   MANAGEMENT

BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Trustees of the Company held nineteen meetings during the fiscal year ended December 31, 2003. Each incumbent trustee attended at least 75% of the aggregate of the total number of meetings of the Board of Trustees and all committees on which he served. The Board of Trustees is comprised of nine trustees, a majority of whom are "independent" as defined by the applicable listing standards of the New York Stock Exchange. The Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee.

     Audit Committee. The principal functions of the Audit Committee include engaging the independent public accountants, reviewing with the independent public accountants plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of the audit, and reviewing the adequacy of the Company's internal accounting controls. As of December 31, 2003, the Audit Committee was comprised of Messrs. Dohrmann, Lynch and Perla, all of whom were determined by the Board of Trustees to be "independent" as defined in Section 10A of the Securities Exchange Act of 1934, as amended, and the applicable listing standards of the New York Stock Exchange. Mr. Perla is an "Audit Committee Financial Expert," as determined by the Board of Trustees in accordance with Item 401(f) of Regulation S-K. The Audit Committee operates under a written charter adopted by the Board of Trustees, a copy of which is available on the Company's Internet address located at http://www.lxp.com, under "Company Profile/ Corporate Governance." Such document is not deemed incorporated by reference into this Proxy Statement. During the fiscal year ended December 31, 2003, the Audit Committee met four times, including quarterly telephonic meetings with management and the independent accountants, to discuss matters concerning, among other matters, financial accounting matters and the audit of the Company's consolidated financial statements for the year ended December 31, 2003.

     Compensation Committee. The principal functions of the Compensation Committee are to determine the compensation for the Company's executive officers and to administer and review the Company's incentive compensation plans. The Compensation Committee operates under a written charter adopted by the Board of Trustees, a copy of which is available on the Company's Internet address located at http://www.lxp.com, under "Company Profile/Corporate Governance." Such document is not deemed incorporated by reference into this Proxy Statement. As of December 31, 2003, the Compensation Committee was comprised of Messrs. Dohrmann, Grosfeld, Lynch and Perla, all of whom are "independent" as defined by the applicable listing standards of the New York Stock Exchange. During the fiscal year ended December 31, 2003, the Compensation Committee met once.

     Executive Committee. The principal function of the Executive Committee is to exercise the authority of the Board of Trustees regarding routine matters performed in the ordinary course of business. As of December 31, 2003, the Executive Committee was comprised of Messrs. Eglin, Glickman and Roskind. During the fiscal year ended December 31, 2003, the Executive Committee met three times.

     Nominating and Governance Committee. The principal function of the Nominating and Governance Committee is to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of the Board and make recommendations for service on all other committees. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Trustees, a copy of which is available on the Company's Internet address located at http://www.lxp.com, under "Company Profile/Corporate Governance." Such document is not deemed incorporated by reference into this Proxy Statement. As of December 31, 2003, the Nominating and Governance Committee was comprised of Messrs. Dohrmann and Glickman, each of whom are "independent" as defined by the applicable listing standards of the New York Stock Exchange. The Nominating and Governance Committee met four times during 2003. The Nominating and Governance Committee does not currently intend to consider trustee nominations by Shareholders.

     The Board of Trustees and the Nominating and Governance Committee believes that such Committee is qualified and in the best position to identify, review, evaluate and select qualified Board of Trustees candidates based on the criteria described in the next paragraph.

     In recommending candidates for the Board of Trustees, the Nominating and Governance Committee's assessment includes consideration of issues of judgment, diversity, age, expertise and experience. The Nominating and Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board of Trustees, the balance of management and independent trustees, and the evaluations of other prospective candidates. After completing this evaluation and review, the Nominating and Governance Committee makes a recommendation to the full Board of Trustees as to the persons who should be nominated by the Board of Trustees, and the Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

     The Company expects all trustees to attend each Annual Meeting of Shareholders, but from time to time other commitments prevent all trustees from attending each meeting. All trustees that were trustees at such time attended the most recent annual general meeting of shareholders, which was held on May 21, 2003.

SHAREHOLDER COMMUNICATIONS

     Shareholders wishing to communicate with the Board of Trustees should address their inquiries to the Company's Chief Financial Officer by mail sent to the Company's principal executive office located at One Penn Plaza, Suite 4015, New York, New York, 10119. The mailing envelope should contain a clear notification indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Trustee Communication." All such letters should clearly state whether the intended recipients are all members of the Board of Trustees or certain specified individual trustees. All communications will be reviewed by the Company's Chief Executive Officer who will determine whether the communication will be relayed to the Board of Trustees, to certain committees of the Board of Trustees or to individual members of the Board of Trustees. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board of Trustees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Each of the Company's trustees and executive officers has entered into an indemnification agreement with the Company. Pursuant to these agreements, the Company agrees to indemnify each trustee and executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the trustee or executive officer of the Company or in a similar capacity for any other entity at the Company's request. These agreements include certain limitations on the Company's obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.

CERTAIN BUSINESS RELATIONSHIPS

     Seth M. Zachary, who is presently serving as a member of the Board of Trustees and is a nominee to serve as a trustee until the 2005 Annual Meeting of Shareholders, is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company. The Company, including all non-consolidated joint ventures, paid Paul, Hastings, Janofsky & Walker LLP approximately $1,275,000 for services during 2003. The Company intends to continue to retain the services of Paul, Hastings, Janofsky & Walker LLP for general, real estate, corporate and other matters.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary of Cash and Certain Other Compensation. The following table sets forth the summary compensation to the Chairman of the Board of Trustees and the four other most highly paid executive officers of the Company for the calendar years 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                       -----------------------------------
                                                                                                  PAYOUTS
                                                                               AWARDS            ---------
                                              ANNUAL          OTHER    -----------------------   LONG TERM
                                           COMPENSATION      ANNUAL    RESTRICTED   SECURITIES   INCENTIVE   ALL OTHER
                               FISCAL    -----------------   COMPEN-     SHARE      UNDERLYING     PLAN       COMPEN-
NAME AND                        YEAR     SALARY     BONUS    SATION      AWARDS      OPTIONS      PAYOUTS     SATION
PRINCIPAL POSITION             ENDED       ($)     ($)(1)      ($)       ($)(2)       (#)(3)        ($)       ($)(4)
------------------            --------   -------   -------   -------   ----------   ----------   ---------   ---------
E. Robert Roskind(5)........  12/31/03   350,000    23,583     --        752,865          --        --         2,772
  Chairman of the Board       12/31/02   320,000    23,333     --        174,174      50,000        --           640
  of Trustees                 12/31/01   315,000    83,700     --        259,875      70,000        --           835
Richard J. Rouse(5).........  12/31/03   300,000   231,250     --      1,459,048          --        --         3,412
  Vice Chairman and           12/31/02   270,000    21,250     --        138,229      50,000        --           640
  Chief Investment Officer    12/31/01   250,000    68,185     --        236,250     100,000        --           835
T. Wilson Eglin(5)..........  12/31/03   310,000   238,658     --      1,466,346          --        --         1,974
  Chief Executive Officer,    12/31/02   275,000    21,458     --        141,004      50,000        --           640
  President and Chief         12/31/01   255,000    69,362     --        236,250     100,000        --           835
  Operating Officer
Patrick Carroll(6)..........  12/31/03   250,000   194,208     --        925,030          --        --         1,512
  Chief Financial Officer,    12/31/02   220,000    19,167     --        113,352      50,000        --           640
  Treasurer and Executive     12/31/01   205,000    57,462     --        141,750      75,000        --           835
  Vice President
William N. Cinnamond(7).....  12/31/03   240,000   110,000     --        413,829          --        --           660
  Senior Vice President       12/31/02   220,000    19,167     --         85,002      50,000        --           640
                              12/31/01    73,000   137,933     --             --      50,000        --           278

---------------

(1) Bonus amounts include amounts contributed at the election of the Company pursuant to the Company's plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended, and year-end awards at the discretion of the Compensation Committee of the Board of Trustees.

(2) Restricted share awards of Common Shares generally vest ratably over 5 years; however, certain shares vest after 5 years while others only vest if certain performance criteria are met. Restricted share awards are valued at the fair market value of the Common Shares on the date of grant.

(3) Options to acquire Common Shares at exercise prices equal to the fair market value of the Common Shares on the grant dates.

(4) Amount represents the dollar value of life insurance premiums paid by the Company during the applicable fiscal year with respect to the life of the named executive officer.

(5) Messrs. Roskind and Rouse served as Co-Chief Executive Officers of the Company until January 2003. Mr. Eglin was elected Chief Executive Officer of the Company effective January 2003.

(6) Mr. Carroll was elected Executive Vice President in January 2003.

(7) Mr. Cinnamond was elected Senior Vice President of the Company in September 2001. As part of his employment agreement, Mr. Cinnamond was guaranteed a cash bonus of $135,000 relating to 2001.

     Share Options. No Common Share options were granted during the fiscal year ended December 31, 2003 to any of the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any share appreciation or dividend equivalent rights.

     Option Exercises/Value of Unexercised Options. The following table sets forth certain information concerning the exercise of share options during the fiscal year ended December 31, 2003 by the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.

                   SHARE OPTION EXERCISES IN FISCAL YEAR 2003
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                              SHARES                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                                ON       VALUE     ---------------------------   ---------------------------
                             EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                           (#)        ($)          (#)            (#)            ($)            ($)
----                         --------   --------   -----------   -------------   -----------   -------------
E. Robert Roskind..........   86,919    406,694           0         42,500               0        263,856
Richard J. Rouse...........  146,438    550,744           0         50,000               0        326,688
T. Wilson Eglin............  120,750    438,232           0         50,000               0        326,688
Patrick Carroll............   79,216    329,671      63,503         43,750         430,434        274,328
William N. Cinnamond.......   16,268     57,277      53,732         25,000         300,847        117,250

COMPENSATION OF TRUSTEES

     Each non-employee trustee receives an annual fee of $25,000 for service as a trustee. Such trustees currently also receive $1,000 for each meeting of the Board of Trustees or any committee thereof attended by the trustee and reimbursement for expenses incurred in attending such meetings, and $500 for telephonic meetings of the Board of Trustees. In addition, the chairpersons of the Audit Committee and Compensation Committee and the Lead Trustee receive an additional $7,500 per annum. Pursuant to the 1994 Outside Director Stock Plan, as amended, each non-employee trustee was required to receive not less than 50% of such trustee's fees in Common Shares based on a per share value equal to 95% of the trading value of Common Share as of the date of payment. During 2003, all trustees elected to receive 100% of their trustee fees in Common Shares. Effective January 1, 2003, all non-employee trustees received, in addition to the fees described above, 2,000 nonvested common shares.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with each of Messrs. Roskind, Rouse, Eglin, Carroll and Cinnamond as well as Mr. John B. Vander Zwaag, Executive Vice President and Mr. Paul R. Wood, Vice President, Chief Accounting Officer and Secretary. Each such agreement sets forth the terms of the named officer's employment by the Company including compensation and benefits. In addition, pursuant to each agreement, upon the occurrence of a "change in control" of the Company (including a change in ownership of more than fifty percent of the total combined voting power of the Company's outstanding securities, the sale of all or substantially all of the Company's assets, dissolution of the Company, the acquisition, except from the Company, of 20% or more of the Common Shares or voting shares of the Company or a change in the majority of the Board of Trustees), the named officers would be entitled to severance benefits equal to: (a) three times (for Messrs. Roskind, Rouse, Eglin, Carroll and Vander Zwaag), two times (for Mr. Cinnamond) and one time (for Mr.
Wood) the officers' current annual base salary and recent annual bonus, as defined.

     In addition, the Company will, at its expense, provide continued health care coverage under the Company's medical and dental plans to the officers referenced above and eligible dependents for three years for Messrs. Roskind, Rouse, Eglin, Carroll and Vander Zwaag, two years for Mr. Cinnamond and one year for Mr. Wood.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three trustees each of whom is independent as independence is defined in the New York Stock Exchange's listing rules. The

Audit Committee operates under a written charter approved by the Board of Trustees, a copy of which is available on the Company's Internet address located at http://www.lxp.com, under "Company Profile/ Corporate Governance". Such document is not deemed incorporated by reference into this Proxy Statement. As of December 31, 2003, the Audit Committee was comprised of Messrs. Dohrmann, Lynch and Perla.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2003 audited consolidated financial statements. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions of the foregoing with management and the independent accountants, and the Audit Committee's review of the representations of management, the Audit Committee recommended that the Board of Trustees include the December 31, 2003 audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

                                          Audit Committee of the Board of
                                          Trustees

                                               Geoffrey Dohrmann
                                               Kevin W. Lynch
                                               Stanley R. Perla

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 2003, the Compensation Committee consisted of Messrs. Dohrmann, Grosfeld, Lynch and Perla. None of Messrs. Dohrmann, Grosfeld, Lynch or Perla are or have been executive officers of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     For the fiscal year ended December 31, 2003, all matters concerning executive compensation for the Chief Executive Officer and other executive officers were considered and acted upon by the Compensation Committee of the Board of Trustees.

     Compensation Philosophy. The Company's compensation program for executive officers is based upon a desire to achieve both its short-term and long-term business goals and strategies with a view to enhancing shareholder value. To achieve its goals, the Company recognizes that it must adopt a compensation program which will attract, retain and motivate qualified and experienced executive officers, and that its compensation program should align the financial interests of its executive officers with those of its Shareholders.

     Compensation of Executive Officers (other than the Chief Executive Officer). In approving the annual salary for the executive officers of the Company (other than the Chief Executive Officer) for 2003, the Compensation Committee considered several factors, including the scope of the individual's responsibilities, competitive payment practices, the historical financial results of the Company and the anticipated financial performance of the Company. The compensation determination for each individual was largely subjective and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of the Company receive discretionary bonuses tied to the overall performance of the Company and their individual performances. In this regard, the Compensation Committee established specific performance goals for the payment of discretionary bonuses which are based on the per share growth in cash available for distributions and total annual Shareholder return, and also considered the results of a compensation study prepared for the Company by an independent outside compensation consulting firm (as described further below).

     Compensation of Chief Executive Officer. As with the other executive officers, the Compensation Committee determined the annual salary for the Chief Executive Officer based upon a number of factors and criteria, including the historical financial results of the Company, the anticipated financial performance of the Company and the requirements of such Chief Executive Officer. The compensation determination for the Chief Executive Officer was largely subjective, and no specific weight was given to any particular factor. The Chief Executive Officer of the Company is also eligible to receive discretionary bonuses tied to the overall performance of the Company and his individual performance. The Compensation Committee has established specific performance goals for the payment of discretionary bonuses which are the same as for the other executive officers of the Company, and also considered the results of a compensation study prepared for the Company by an independent outside compensation consulting firm (as described further below).

     1998 Share Option Plan and 2002 Equity-Based Award Plan. The Company had traditionally provided its executive officers with the opportunity to acquire significant equity stakes in its growth and prosperity through the grant of Common Share options. Based in part on the results of a compensation study prepared for the Company by an independent outside compensation consulting firm, the Compensation Committee determined that it is in the Company's best interest to cease granting options to its executive officers under its existing plans (the 1998 Share Option Plan and the 2002 Equity-Based Award Plan) effective January 1, 2003. However, other forms of compensation, including Common Share awards which are subject to a vesting schedule, may be and have been granted to the Company's executive officers under the 2002 Equity-Based Award Plan and the 1998 Share Option Plan.

     Compensation Study. In 2003, the Compensation Committee retained the services of an independent outside compensation consulting firm to review the Company's existing executive compensation program and to develop recommendations for bonuses in respect of 2003 and salary and bonus programs for 2004.

                                          Compensation Committee of the Board of
                                          Trustees

                                               Geoffrey Dohrmann
                                               James Grosfeld
                                               Kevin W. Lynch
                                               Stanley R. Perla

PERFORMANCE GRAPH

     The graph and table set forth below compare the cumulative total Shareholder return on the Company's Common Shares for the period of December 31, 1998 through December 31, 2003 with the NAREIT Equity REIT Total Return Index, (which includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market System), the Russell 2000 Index and the S&P 500 Index for the same period. The graph and table assume an investment of $100 in the Common Shares and in each index on December 31, 1998 (and the reinvestment of all dividends).

           THE PERIOD OF DECEMBER 31, 1998 THROUGH DECEMBER 31, 2003

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
Company/Index Name     12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
--------------------------------------------------------------------------------------
 Lexington Corporate
  Properties Trust     $100.00    $ 81.10    $116.10    $166.99    $186.43    $255.33
 NAREIT Equity REIT
  Total Return Index   $100.00    $ 95.38    $120.53    $137.32    $142.57    $195.51
 Russell 2000 Index    $100.00    $121.26    $118.15    $121.09    $ 96.28    $144.07
 S&P 500 Index         $100.00    $121.04    $110.02    $ 96.94    $ 75.52    $ 97.18

                                 OTHER MATTERS

     The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees. However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Independent Public Accountant, KPMG LLP, was engaged to perform the annual audit of the consolidated financial statements of the Company for the calendar year ended December 31, 2003. There are no affiliations between the Company and its partners, associates or employees, other than as pertaining to its engagement as independent auditors for the Company. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The Audit Committee of the Board of Trustees will submit its recommendation with respect to the engagement of independent public accountants for the year ending December 31, 2004 at the meeting of the full Board of Trustees, which is expected to take place during the Company's second fiscal quarter. KPMG LLP has been the Company's independent public accountants since 1993.

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for each of 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                                                                2003       2002
                                                              --------   --------
Audit fees(1)...............................................  $278,044   $182,500
Audit related fees..........................................        --         --
                                                              --------   --------
  Audit and audit related fees..............................  $278,044   $182,500
Tax fees(2).................................................  $ 87,000   $ 82,000
All other fees(3)...........................................  $  1,461         --
                                                              --------   --------
  Total fees................................................  $366,505   $264,500
                                                              ========   ========

---------------

(1) Audit fees include services rendered relating to the Company's 2003 and 2002 common share and preferred share offerings.

(2) Tax fees consisted of fees for tax compliance services.

(3) Relates to a licensing fee paid by the Company to KPMG for accounting research software.

     The Audit Committee has determined that the non-audit services provided by the independent accountants are compatible with maintaining the accountants' independence.

     The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by the Company's independent auditor, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee's acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent auditor and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to the Company engaging any such services, regardless of the amount of the fees involved. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the Company's independent auditor.

                                 MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company has retained Mellon Investor Services, LLC, an outside proxy solicitation firm, in connection with the Annual Meeting and will pay $7,000 for its services. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, trustees, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone facsimile, email or other similar means without additional compensation.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any Shareholder proposal to take action at such meeting must be received at the principal executive office of the Company located at One Penn Plaza, Suite 4015, New York, New York 10119, no later than December 20, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS     Please
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.                   Mark Here    |_|
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

ITEM 1. ELECTION OF TRUSTEES

                                                    WITHHELD
                     FOR                             FOR ALL

                     |_|                               |_|

Nominees:
01 E. Robert Roskind
02 Richard J. Rouse
03 T. Wilson Eglin
04 Geoffrey Dohrmann
05 Carl D. Glickman
06 James Grosfeld
07 Kevin W. Lynch
08 Stanley R. Perla
09 Seth M. Zachary

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

________________________________________________________________________________

ITEM 2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2004 ANNUAL MEETING.

                       FOR         AGAINST         ABSTAIN

                       |_|           |_|             |_|

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature: _____________________ Signature:  _____________________ Date: _______

NOTE: Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


----------------------------------        --------------------------------        ---------------------
             Internet                                 Telephone                              Mail
     http://www.eproxy.com/lxp                      1-800-435-6710
                                                                                      Mark, sign and date
Use the Internet to vote your proxy.        Use any touch-tone telephone to             your proxy card
Have your proxy card in hand when      OR   vote your proxy. Have your proxy   OR            and
you access the web site.                    card in hand when you call.                return it in the
                                                                                    enclosed postage-paid
                                                                                           envelope.
------------------------------------        --------------------------------        ---------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                      LEXINGTON CORPORATE PROPERTIES TRUST

The undersigned hereby appoints Patrick Carroll and Paul R. Wood, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lexington Corporate Properties Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Trust to be held May 26, 2004 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

       (Continued and to be marked, dated and signed, on the other side)
________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________




________________________________________________________________________________

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

  You can now access your Lexington Corporate Properties Trust account online.

Access your Lexington Corporate Properties Trust shareholder/stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Lexington Corporate Properties Trust, now makes it easy and convenient to get current information on your shareholder account.

o     View account status               o     View payment history for dividends
o     View certificate history          o     Make address changes
o     View book-entry information       o     Obtain a duplicate 1099 tax form
                                        o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com

                      Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time